EXHIBIT 99.1

K12 Inc. Reports Fiscal 2015 Revenue of $948.3 Million and Operating Income of $18.4 Million

Operating Income of $43.7 Million (excluding certain charges described below)

HERNDON, Va., Aug. 4, 2015 (GLOBE NEWSWIRE) -- K12 Inc. (NYSE:LRN), a technology-based education company and leading provider of proprietary curriculum and online school programs for students in pre-K through high school, today announced its results for the fourth fiscal quarter and full fiscal year ended June 30, 2015. Financial measures are provided on a GAAP basis, followed by a summary of results excluding the impact of specific charges which had a significant impact on fourth quarter and full year results.

Financial Highlights for the Three Months Ended June 30, 2015 (Fourth Quarter Fiscal Year 2015)

  Revenues of $235.7 million, compared to $232.0 million in the fourth quarter of FY 2014.
  EBITDA, a non-GAAP measure (see reconciliation below), of $15.2 million, compared to $36.0 million in the fourth quarter of FY 2014.
  Operating loss of $16.3 million, compared to income of $12.8 million in the fourth quarter of FY 2014.
  Net loss attributable to common stockholders of $11.6 million, compared to net income of $12.4 million in the fourth quarter of FY 2014.
  Diluted net loss attributable to common stockholders per share of $0.31, compared to net income of $0.32 in the fourth quarter of FY 2014.

During the quarter ended June 30, 2015, the Company incurred the following charges, totaling $28.4 million of which $0.5 million are cash charges.

  Reserves and write downs related to end of life products, software and inventory of $14.3 million.
  Incremental accounts receivable reserves of $10.7 million, primarily related to closed schools, a funding deficit in one state and the interest on a receivable.
  Severance costs of $3.4 million.

Excluding the impact of the aforementioned charges, for the three months ended June 30, 2015 (see Appendix C below).

  EBITDA would have been $26.6 million, compared to the $36.0 million from the fourth quarter of FY 2014.
  Operating income would have been $8.9 million, compared to operating income of $12.8 million in the fourth quarter of FY 2014.
  Net income attributable to common and Series A stockholders would have been $6.8 million, compared to net income of $12.4 million in the fourth quarter of FY 2014.
  Diluted net income attributable to common stockholders per share would have been $0.18 as compared to the $0.32 in the fourth quarter of FY 2014.

Financial Highlights for the Year Ended June 30, 2015

  Revenues of $948.3 million, compared to $919.6 million for the full fiscal year of 2014.
  EBITDA, a non-GAAP measure (see reconciliation below), of $102.2 million, compared to $115.5 million for the full fiscal year of 2014.
  Operating income of $18.4 million, compared to $22.9 million for the full fiscal year of 2014.
  Net income attributable to common and Series A stockholders of $11.0 million, compared to $19.6 million for the full fiscal year of 2014.
  Diluted net income attributable to common stockholders per share was $0.29, compared to $0.50, which includes the pro-rata effect of the Series A Special shares conversion to common shares on September 3, 2013, for the full fiscal year of 2014.

During fiscal year 2014, the Company sold certain businesses and incurred charges relating to additional reserves, accelerated amortization and severance costs. Excluding the impact of these businesses and charges, and excluding the impact of the aforementioned charges in the fourth quarter of fiscal year 2015, for the year ended June 30, 2015 (see Appendix C, D and E below).

  EBITDA would have been $113.6 million compared to $123.6 million for the full fiscal year of 2014.
  Operating income would have been $43.7 million compared to $54.5 million for the full fiscal year of 2014.
  Net income attributable to common and Series A stockholders would have been $29.4 million compared to $35.6 million for the full fiscal year of 2014.
  Diluted net income attributable to common stockholders per share would have been $0.78, compared to $0.88, which includes the pro-rata effect of the Series A Special shares conversion to common shares on September 3, 2013, for the full fiscal year of 2014.

Comments from Management

"We delivered solid financial results for the year, including double-digit revenue gains in our education technology sales to school districts and our private schools, while continuing significant investments in student academic outcomes," said Nate Davis, Chairman and Chief Executive Officer. "As we begin a new fiscal year, we will continue using our strong financial position to improve our products and services," added Davis.

Cash, Capital Expenditures and Capital Leases

For the year ended June 30, 2015, free cash flow(1) was $43.6 million, compared to $50.0 million for the full fiscal year of 2014. The Company had cash and cash equivalents of $195.9 million, a decrease of $0.2 million compared to the $196.1 million reported at June 30, 2014.

Capital expenditures for the year ended June 30, 2015 were $61.8 million, an increase of $12.4 million from the prior year's full fiscal year, and was comprised of:

$9.9 million for property and equipment,
$33.8 million for capitalized software development, and
$18.1 million for capitalized curriculum.

Capital leases of $14.7 million were incurred during the year ended June 30, 2015, primarily for student computers.

(1) Free cash flow is defined as cash flow from operations less capital expenditures and capital leases financed.

Revenue and Enrollment Data

Revenue

The Company's revenues are generally in four categories -- Managed Programs (management, technology and academic support services provided to public schools), Non-managed Programs (curriculum, technology and other educational services where K12 does not provide primary administrative oversight), Institutional Software and Services (educational software and services provided to school districts, public schools and other educational institutions), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- The following table sets forth the Company's revenues for the periods indicated:

	Three Months Ended		Change		Year Ended		Change
	June 30,		2015 / 2014		June 30,		2015 / 2014
($ in thousands)	2015	2014	$	%	2015	2014	$	%
Public School Programs
Managed Programs	$ 201,333	$ 201,387	$ (54)	0.0%	$ 813,677	$ 793,854	$ 19,823	2.5%
Non-managed Programs	8,312	6,535	1,777	27.2%	39,321	28,836	10,485	36.4%
Total Public School Programs	$ 209,645	$ 207,922	$ 1,723	0.8%	$ 852,998	$ 822,690	$ 30,308	3.7%
Institutional Software & Services	13,101	12,591	510	4.1%	48,770	48,545	225	0.5%
International and Private Pay Schools	12,909	11,533	1,376	11.9%	46,526	48,318	(1,792)	-3.7%
Total	$ 235,655	$ 232,046	$ 3,609	1.6%	$ 948,294	$ 919,553	$ 28,741	3.1%

Enrollment Data

The following table sets forth average enrollment data for students in Public School Programs for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended June 30,		2015 / 2014		Year Ended June 30,		2015 / 2014
	2015	2014	Change	Change %	2015	2014	Change	Change %
Public School Programs
Managed Programs (3) (4)	108,913	111,381	(2,468)	-2.2%	114,579	119,197	(4,618)	-3.9%
Non-managed Programs (4)	19,044	14,341	4,703	32.8%	20,053	14,482	5,571	38.5%
Total Public School Programs (2)	127,957	125,722	2,235	1.8%	134,632	133,679	953	0.7%

(2) If a school changes from a Managed to a Non-managed program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(3) Public School Programs include enrollments for which K12 receives no public funding or revenue.

(4) Managed Program enrollments are lower than those reported in our historical average student enrollments for Managed Public Schools due to reclassifying certain schools that meet the current definition of Non-managed Programs.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2015 / 2014		June 30,		2015 / 2014
	2015	2014	$	%	2015	2014	$	%
Public School Programs
Managed Programs	$ 1,849	$ 1,808	$ 41	2.3%	$ 7,101	$ 6,660	$ 441	6.6%
Non-managed Programs	436	456	(20)	-4.4%	1,961	1,991	(30)	-1.5%
Total Public School Programs	$ 1,638	$ 1,654	$ (16)	-1.0%	$ 6,336	$ 6,154	$ 182	3.0%

FY 2016 Outlook

The Company will provide an outlook for fiscal 2016 results in the Fall of this year.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "continues," "likely," "may," "opportunity," "potential," "projects," "will," "expects," "plans," "intends" and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; non-compliance with laws and regulations related to operating schools in a foreign jurisdiction; entry of new competitors with superior competitive technologies and lower prices; and other risks and uncertainties associated with our business described in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 4, 2015, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Conference Call

The Company will discuss its fourth quarter and full year fiscal year 2015 financial results during a conference call scheduled for Tuesday, August 4, 2015 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=115414. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 8:15 a.m. (ET). No passcode is required.

A replay of the call will be available starting on August 4, 2015 at 11:00 a.m. ET through September 4, 2015 at 11:00 a.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13614346. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=115414 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.'s financial statements for the three months and full fiscal year ended June 30, 2015, and is presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.'s Form 10-K for the year ended June 30, 2015, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-K may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.'s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
	2015	2014
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$ 195,852	$ 196,109
Accounts receivable, net of allowance of $9,657 and $3,460 at June 30, 2015 and June 30, 2014, respectively.	188,246	194,676
Inventories, net	29,571	33,830
Deferred tax asset	8,989	7,732
Prepaid expenses	11,428	7,356
Other current assets	24,877	25,498
Total current assets	458,963	465,201
Property and equipment, net	34,407	48,581
Capitalized software, net	62,683	49,920
Capitalized curriculum development costs, net	58,696	60,782
Intangible assets, net	21,195	23,708
Goodwill	66,160	58,088
Deposits and other assets	6,495	5,387
Total assets	$ 708,599	$ 711,667
Current liabilities
Accounts payable	$ 29,819	$ 30,976
Accrued liabilities	12,486	20,539
Accrued compensation and benefits	26,790	17,400
Deferred revenue	24,927	24,353
Current portion of capital lease obligations	16,635	20,492
Total current liabilities	110,657	113,760
Deferred rent, net of current portion	7,692	8,488
Capital lease obligations, net of current portion	13,022	16,447
Deferred tax liability	22,456	22,478
Other long term liabilities	8,233	4,763
Total liabilities	162,060	165,936
Redeemable noncontrolling interest	9,601	16,801
Equity:
K12 Inc. stockholders' equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 41,837,894 and 41,144,062 shares issued and 38,335,296 and 38,948,866 shares outstanding at June 30, 2015 and June 30, 2014, respectively	4	4
Additional paid-in capital	663,461	639,036
Accumulated other comprehensive loss	(1,065)	(112)
Accumulated deficit	(50,462)	(61,450)
Treasury stock of 3,502,598 and 2,195,196 shares at cost at June 30, 2015 and June 30, 2014, respectively	(75,000)	(48,548)
Total K12 Inc. stockholders' equity	536,938	528,930
Total liabilities, redeemable noncontrolling interest and equity	$ 708,599	$ 711,667

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands, except share and per share data)
Revenues	$ 235,655	$ 232,046	$ 948,294	$ 919,553
Cost and expenses
Instructional costs and services	166,900	142,053	607,756	569,219
Selling, administrative, and other operating expenses	80,756	74,847	307,730	313,258
Product development expenses	4,317	2,303	14,381	14,220
Total costs and expenses	251,973	219,203	929,867	896,697
Income (loss) from operations	(16,318)	12,843	18,427	22,856
Realized gain on sale of assets	--	6,404	--	6,404
Interest (expense), net and other	(3,158)	55	(3,291)	(69)
Income before income tax expense and noncontrolling interest	(19,476)	19,302	15,136	29,191
Income tax benefit (expense)	6,901	(7,349)	(5,810)	(11,075)
Net income (loss)	(12,575)	11,953	9,326	18,116
Adjust net loss attributable to noncontrolling interest	995	403	1,662	1,484
Net income (loss) attributable to common stockholders, including Series A stockholders	$ (11,580)	$ 12,356	$ 10,988	$ 19,600
Net income (loss) attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic and Diluted	$ (0.31)	$ 0.32	$ 0.29	$ 0.50
Diluted	$ (0.31)	$ 0.32	$ 0.29	$ 0.50
Weighted average shares used in computing per share amounts:
Basic	37,318,085	38,540,464	37,330,569	38,987,470
Diluted	37,318,085	38,742,379	37,625,425	39,230,516

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2015	2014
	(In thousands)
Cash flows from operating activities
Net income	$ 9,326	$ 18,116
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	83,801	86,267
Stock-based compensation expense	21,299	22,828
Excess tax benefit from stock-based compensation	(118)	(1,679)
Deferred income taxes	(3,094)	(5,754)
Provision for doubtful accounts	9,300	1,439
Provision for inventory obsolescence	1,406	4,293
Provision for student computer shrinkage and obsolescence	(430)	(526)
Impairment loss on other assets	3,200	--
Realized gain on sale of assets	--	(6,404)
Changes in assets and liabilities:
Accounts receivable	(1,892)	(12,257)
Inventories	2,853	6,272
Prepaid expenses	(4,073)	2,735
Other current assets	(2,579)	(1,645)
Deposits and other assets	(1,440)	(212)
Accounts payable	(1,192)	9,778
Accrued liabilities	(7,854)	5,474
Accrued compensation and benefits	9,389	(4,214)
Deferred revenue	621	(1,429)
Deferred rent	1,562	(209)
Net cash provided by operating activities	120,085	122,873
Cash flows from investing activities
Purchases of property and equipment	(9,928)	(7,405)
Capitalized software development costs	(33,755)	(26,553)
Capitalized curriculum development costs	(18,057)	(15,411)
Mortgage note to a managed school partner	--	(2,100)
Net cash received on sale of assets	--	5,665
Acquisition of LearnBop Inc.	(6,512)	--
Net cash used in investing activities	(68,252)	(45,804)
Cash flows from financing activities
Repayments on capital lease obligations	(21,939)	(22,694)
Repayments on notes payable	--	(390)
Purchase of treasury stock	(26,452)	(48,548)
Proceeds from exercise of stock options	553	10,294
Net proceeds from investment in noncontrolling interest	--	1,275
Excess tax benefit from stock-based compensation	118	1,679
Retirement of restricted stock for tax withholding	(2,672)	(5,018)
Net cash used in financing activities	(50,392)	(63,402)
Effect of foreign exchange rate changes on cash and cash equivalents	(1,698)	962
Net change in cash and cash equivalents	(257)	14,629
Cash and cash equivalents, beginning of year	196,109	181,480
Cash and cash equivalents, end of year	$ 195,852	$ 196,109

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income plus net interest expense and other, plus income tax expense, minus income tax benefit, plus depreciation and amortization and non-controlling interest. Interest expense primarily consists of interest expense for capital leases. We use EBITDA in addition to income from operations and net income as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Not all companies use identical calculations for EBITDA, therefore our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, interest payments, or other working capital.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA:

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

The following tables provide a reconciliation of net income to EBITDA:

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
Net income (loss) — K12 Inc.	$ (11,580)	$ 12,356	$ 10,988	$ 19,600
Interest income (expense), net and other	3,158	(55)	3,291	69
Income tax expense (benefit)	(6,901)	7,349	5,810	11,075
Depreciation and amortization	31,528	16,776	83,801	86,267
Net loss attributable to noncontrolling interest	(995)	(403)	(1,662)	(1,484)
EBITDA	$ 15,210	$ 36,023	$ 102,228	$ 115,527

Appendix

(A) The following tables are provided for reference only and conform to the disclosure provided in previous years.

Revenue

The following table sets forth the Company's revenues -- Managed Public Schools (turn-key management services provided to public schools), Institutional Sales (educational products and services provided to school districts, public schools and other educational institutions that it does not manage), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended		Change		Year Ended		Change
	June 30,		2015/ 2014		June 30,		2015 / 2014
($ in thousands)	2015	2014	$	%	2015	2014	$	%
Managed School Programs	$ 204,752	$ 203,722	$ 1,030	0.5%	$ 828,286	$ 804,470	$ 23,816	3.0%
Institutional Sales	17,993	16,791	1,202	7.2%	73,482	66,765	6,717	10.1%
International and Private Pay Schools	12,910	11,533	1,377	11.9%	46,526	48,318	(1,792)	-3.7%
Total	$ 235,655	$ 232,046	$ 3,609	1.6%	$ 948,294	$ 919,553	$ 28,741	3.1%

Enrollment Data

The following table sets forth average enrollment data for students in Managed Public Schools. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended June 30,		2015 / 2014		Year Ended June 30,		2015 / 2014
	2015	2014	Change	Change %	2015	2014	Change	Change %

Managed Public Schools
Average Student Enrollments (1)	114,330	115,367	(1,037)	-0.9%	120,257	123,259	(3,002)	-2.4%

(1) Managed Public Schools include enrollments for which K12 may receive no public funding. Managed Public School enrollments include all programs which had been classified as turn-key programs or where substantial management services are performed in accordance with the contract.

(B) The following table is provided for reference only and is related to the new disclosure format. The table sets forth average enrollment data for students in Public School Programs for fiscal year 2014.  All student enrollment figures include enrollments for which K12 receives no public funding or revenue. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended
	9/30/2013	12/31/2013	3/31/2014	6/30/2014
Public School Programs
Managed Programs (1)	124,448	120,994	120,862	111,381
Non-managed Programs (1) (4)	14,857	14,330	14,603	14,341
Total Public School Programs (2) (3)	139,305	135,324	135,465	125,722

(1) If a school changes from a Managed to a Non-managed program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2) Public School Programs include enrollments for which K12 receives no public funding or revenue.

(3) Public School Program enrollments for the three months ended September 30, 2013, are equal to the official count date number, which is the first Wednesday of October in a year, or October 2, 2013.

(4) The number of students enrolled in Non-managed Programs has been changed in each quarter of FY14 from those previously reported. These adjustments are not material.

The following table sets forth the Company's revenues for fiscal year 2014 in the new disclosure format -- Managed Programs (management, technology and academic support services provided to public schools), Non-managed Programs (curriculum, technology and other educational services where K12 does not offer primary administrative oversight), Institutional Software and Services (educational software and services provided to school districts, public schools and other educational institutions), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended				Year Ended
($ in thousands)	9/30/2013	12/31/2013	3/31/2014	6/30/2014	6/30/2014
Public School Programs
Managed Programs	$ 193,558	$ 192,939	$ 205,970	$ 201,387	$ 793,854
Non-managed Programs (1)	8,597	6,940	6,764	6,535	28,836
Total Public School Programs	$ 202,155	$ 199,879	$ 212,734	$ 207,922	$ 822,690
Institutional Software & Services (1)	14,499	11,968	9,487	12,591	48,545
International and Private Pay Schools	11,712	12,072	13,001	11,533	48,318
Total	$ 228,366	$ 223,919	$ 235,222	$ 232,046	$ 919,553

(1) The revenue for Non-managed Programs has been changed and a corresponding amount changed in Institutional Software & Services in each quarter of FY14 from those previously reported. These adjustments are not material.

In fiscal 2014 K12 Inc. announced the sale of certain businesses. In aggregate, these businesses were responsible for $16.9 million in revenue. The following table sets forth the Company's revenues for fiscal year 2014 in the new disclosure format excluding these certain businesses.

	Three Months Ended				Year Ended
($ in thousands)	9/30/2013	12/31/2013	3/31/2014	6/30/2014	6/30/2014
Public School Programs
Managed Programs	$ 193,558	$ 192,939	$ 205,970	$ 201,387	$ 793,854
Non-managed Programs (1)	8,597	6,940	6,764	6,535	28,836
Total Public School Programs	$ 202,155	$ 199,879	$ 212,734	$ 207,922	$ 822,690
Institutional Software & Services (1)	13,590	10,914	8,129	11,852	44,485
International and Private Pay Schools	9,187	8,361	9,080	8,810	35,438
Total	$ 224,932	$ 219,154	$ 229,943	$ 228,584	$ 902,613

(1) The revenue for Non-managed Programs has been changed and a corresponding amount changed in Institutional Software & Services in each quarter of FY14 from those previously reported. These adjustments are not material.

(C) The following tables are provided as reference only and adjusts fourth quarter and full year 2015 results for the removal of $28.4 million charges incurred in the fourth quarter of FY 2015.

	Three Months Ended June 30, 2015
	Reported Results	Specific Charges	Results Excluding Charges	Reported Results	Results Excluding Charges
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$ 235,655	$ --	$ 235,655	100.0%	100.0%
Cost and expenses
Instructional costs and services	166,900	9,565	157,335	70.8%	66.8%
Selling, administrative, and other operating expenses	80,756	15,670	65,086	34.3%	27.6%
Product development expenses	4,317	--	4,317	1.8%	1.8%
Total costs and expenses	251,973	25,235	226,738	106.9%	96.2%
Income (loss) from operations	(16,318)	(25,235)	8,917	(6.9%)	3.8%
Realized gain on sale of assets	--	--	--	0.0%	0.0%
Interest (expense), net and other	(3,158)	(3,200)	42	(1.3%)	0.0%
Income (loss) before income tax expense and noncontrolling interest	(19,476)	(28,435)	8,959	(8.3%)	3.8%
Income tax (expense) benefit	6,901	10,006	(3,105)	2.9%	(1.3%)
Net income (loss)	(12,575)	(18,429)	5,854	(5.3%)	2.5%
Adjust net loss attributable to noncontrolling interest	995	--	995	0.4%	0.4%
Net income (loss) attributable to common stockholders, including Series A stockholders	$ (11,580)	$ (18,429)	$ 6,849	(4.9%)	2.9%
Net income (loss) attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic	$ (0.31)	$ (0.49)	$ 0.18
Diluted	$ (0.31)	$ (0.49)	$ 0.18
Weighted average shares used in computing per share amounts:
Basic	37,318,085	37,318,085	37,318,085
Diluted	37,318,085	37,318,085	37,318,085

	Year Ended June 30, 2015
	Reported Results	Specific Charges	Results Excluding Charges	Reported Results	Results Excluding Charges
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$ 948,294	$ --	$ 948,294	100.0%	100.0%
Cost and expenses
Instructional costs and services	607,756	9,565	598,191	64.1%	63.1%
Selling, administrative, and other operating expenses	307,730	15,670	292,060	32.5%	30.8%
Product development expenses	14,381	--	14,381	1.5%	1.5%
Total costs and expenses	929,867	25,235	904,632	98.1%	95.4%
Income (loss) from operations	18,427	(25,235)	43,662	1.9%	4.6%
Realized gain on sale of assets	--	--	--	0.0%	0.0%
Interest (expense), net and other	(3,291)	(3,200)	(91)	(0.3%)	(0.0%)
Income (loss) before income tax expense and noncontrolling interest	15,136	(28,435)	43,571	1.6%	4.6%
Income tax (expense) benefit	(5,810)	10,006	(15,816)	(0.6%)	(1.7%)
Net income (loss)	9,326	(18,429)	27,755	1.0%	2.9%
Adjust net loss attributable to noncontrolling interest	1,662	--	1,662	0.2%	0.2%
Net income (loss) attributable to common stockholders, including Series A stockholders	$ 10,988	$ (18,429)	$ 29,417	1.2%	3.1%
Net income (loss) attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic	$ 0.29	$ (0.49)	$ 0.79
Diluted	$ 0.29	$ (0.49)	$ 0.78
Weighted average shares used in computing per share amounts:
Basic	37,330,569	37,330,569	37,330,569
Diluted	37,625,425	37,625,425	37,625,425

(D) The following table is provided as reference only and adjusts full-year 2014 results for the removal of $32.2 million charges incurred in the second quarter of FY 2014 and the sale of certain businesses.

	Year Ended June 30, 2014
	Reported Results	Specific Charges & Sale of Certain Businesses	Results Excluding Charges & Sale of Certain Businesses	Reported Results	Results Excluding Charges & Sale of Certain Businesses
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$ 919,553	$ 16,941	$ 902,612	100.0%	100.0%
Cost and expenses
Instructional costs and services	569,219	26,690	542,529	61.9%	60.1%
Selling, administrative, and other operating expenses	313,258	21,272	291,986	34.1%	32.3%
Product development expenses	14,220	630	13,590	1.5%	1.5%
Total costs and expenses	896,697	48,592	848,105	97.5%	94.0%
Income (loss) from operations	22,856	(31,651)	54,507	2.5%	6.0%
Realized gain on sale of asset	6,404	6,404	--	0.7%	0.0%
Interest (expense), net and other	(69)	--	(69)	(0.0%)	(0.0%)
Income (loss) before income tax expense and noncontrolling interest	29,191	(25,247)	54,438	3.2%	6.0%
Income tax (expense) benefit	(11,075)	10,156	(21,231)	(1.2%)	(2.4%)
Net income (loss)	18,116	(15,091)	33,207	2.0%	3.7%
Adjust net loss attributable to noncontrolling interest	1,484	--	1,484	0.2%	0.2%
Net income (loss) attributable to common stockholders, including Series A stockholders	$ 19,600	$ (15,091)	$ 34,691	2.1%	3.8%
Net income (loss) attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic	$ 0.50	$ (0.39)	$ 0.89
Diluted	$ 0.50	$ (0.38)	$ 0.88
Weighted average shares used in computing per share amounts:
Basic	38,987,470	38,987,470	38,987,470
Diluted	39,230,516	39,230,516	39,230,516

(E) The following table is provided as reference only and compares year ended June 30, 2015, excluding the $28.4 million charges recorded in the fourth quarter of FY2015, to year ended June 30, 2014, excluding $32.2 million charges incurred in the second quarter of FY 2014 and the sale of certain businesses.

	FY15 Results Excluding Charges	FY14 Results Excluding Charges & Sale of Certain Businesses	FY15 Results Excluding Charges	FY14 Results Excluding Charges & Sale of Certain Businesses
	(In thousands, except share and per share data)		(% of Revenue)
Revenues	$ 948,294	$ 902,612	100.0%	100.0%
Cost and expenses
Instructional costs and services	598,191	542,529	63.1%	60.1%
Selling, administrative, and other operating expenses	292,060	291,986	30.8%	32.3%
Product development expenses	14,381	13,590	1.5%	1.5%
Total costs and expenses	904,632	848,105	95.4%	94.0%
Income from operations	43,662	54,507	4.6%	6.0%
Realized gain on sale of asset	--	--	0.0%	0.0%
Interest (expense), net and other	(91)	(69)	(0.0%)	(0.0%)
Income before income tax expense and noncontrolling interest	43,571	54,438	4.6%	6.0%
Income tax expense	(15,816)	(21,231)	(1.7%)	(2.4%)
Net income	27,755	33,207	2.9%	3.7%
Adjust net loss attributable to noncontrolling interest	1,662	1,484	0.2%	0.2%
Net income attributable to common stockholders, including Series A stockholders	$ 29,417	$ 34,691	3.1%	3.8%
Net income attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic	$ 0.79	$ 0.89
Diluted	$ 0.78	$ 0.88
Weighted average shares used in computing per share amounts:
Basic	37,330,569	38,987,470
Diluted	37,625,425	39,230,516

About K12 Inc.

K12 Inc. (NYSE:LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12's award winning curriculum serves over 2,000 schools and school districts and has delivered more than four million courses over the past decade. K12 is a company of educators with the nation's largest network of K-12 online school teachers, providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered through K12 partner public schools in approximately two-thirds of the states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT: K12 Inc.
         Investor Contact:
         Mike Kraft, 571-353-7778
         VP Finance & Corporate Treasurer
         mkraft@k12.com
         or
         Press Contact:
         Frank Giancamilli, 703-483-1529
         Senior Manager Corporate Communications
         fgiancamilli@k12.com